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                                                                      Exhibit 24


                               POWER OF ATTORNEY
                               -----------------


  We, the undersigned officers and trustees of NSTAR (the "Trust"), hereby severally constitute Thomas J. May, Russell D. Wright, Douglas S. Horan, Michael
P. Sullivan, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the registration statement on Form S-3 of the NSTAR Dividend Reinvestment and Common Share Purchase Plan and generally to do all such things in our names and on our behalf in the capacities indicated below to enable NSTAR to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to all amendments to said registration statement.

  Witness our hands and common seal on the respective dates set forth below.

/s/ Thomas J. May         Chairman of the Board,                 August 18, 1999
-----------------         Chief Executive Officer, Treasurer,
THOMAS J. MAY             and Trustee



/s/ Russell D. Wright     President, Chief Operating Officer,    August 18, 1999
---------------------     Clerk, and Trustee
RUSSELL D. WRIGHT